Exhibit 23.2









                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 6, 1996 appearing on page P-3 of Tower Tech, Inc's Annual Report on Form 10-KSB for the year ended November 30, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.





PRICE WATERHOUSE LLP

Houston, Texas
September 24, 1997